UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

December 2, 2022
Date of Report (Date of earliest event reported)
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Redwire Corporation
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-39733 (Commission File Number)	98-1550429 (I.R.S. Employer Identification Number)
8226 Philips Highway, Suite 101 Jacksonville, Florida 32256
(Address of principal executive offices and zip code)
(650) 701-7722
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	RDW	New York Stock Exchange
Warrants, each to purchase one share of Common Stock	RDW WS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 2, 2022, Michael J. Bevacqua was appointed to the board of directors (the “Board”) of Redwire Corporation (the “Company”) effective immediately. Mr. Bevacqua will serve as a Class III director with a term of office expiring at the Company's 2024 Annual Meeting of Stockholders. Mr. Bevacqua has not been appointed to any Board committees at this time.

Mr. Bevacqua currently serves as a Managing Director at Bain Capital, LP ("Bain Capital"). Mr. Bevacqua joined Bain Capital in 1999 and, prior to his current role, was responsible for investments in the Automotive, Building Products, Transportation, Equipment Rental, Waste Services and Aerospace & Defense sectors. Mr. Bevacqua also served as a director and member of the compensation committee of Skyline Champion Corporation (NSDQ:SKY) from 2018 to 2019. Prior to joining Bain Capital, Mr. Bevacqua served in various roles of increasing responsibility at First Union Capital Markets and NationsBanc Capital Markets. He was also an officer in the United States Marine Corps from 1988 to 1992. Mr. Bevacqua received a Master of Business Administration from Pennsylvania State University and a Bachelor of Science in Finance from Ithaca College.

In accordance with the Company's Non-Employee Director Compensation Policy (the “Policy”), Mr. Bevacqua is eligible to receive compensation for his service on the Board. Pursuant to the Policy, Mr. Bevacqua will be eligible to receive an annual cash retainer of $75,000 (prorated for the first year of service) and an annual grant of Restricted Stock Units (“RSUs”) under the 2021 Omnibus Incentive Plan with a grant date fair value equal to approximately $125,000. The RSUs fully vest on the first anniversary of the grant date, subject to the director's continued service on the Board.

As previously disclosed, on October 28, 2022, the Company entered into an investment agreement (the “Bain Capital Investment Agreement”) with BCC Redwire Aggregator, LP (the “Investor”), a copy of which is filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed on November 2, 2022. Pursuant to the Bain Capital Investment Agreement, within 30 days following the purchase and sale of the Company’s Series A Convertible Preferred Stock issued to the Investor under the Bain Capital Investment Agreement (the “Closing”), for so long as the Investor has record and beneficial ownership of at least 50% of the shares of Series A Convertible Preferred Stock initially issued to it at the time of the Closing, the Investor will have the right to designate one member to the Board(the “Initial Investor Director Designee”). Mr. Bevacqua's appointment to the Board satisfies the Company's obligation to elect the Initial Investor Designee under the Bain Capital Investment Agreement.

The Company will enter into its standard form of indemnification agreement with Mr. Bevacqua, a copy of which is filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K, filed on September 10, 2021. Other than the indemnification agreement and the Bain Capital Investment Agreement, the Company is not aware of any related transactions or relationships between Mr. Bevacqua and the Company that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 8, 2022

Redwire Corporation

By:	/s/ Jonathan Baliff
Name:	Jonathan Baliff
Title:	Chief Financial Officer and Director